UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                October 30, 2000
                Date of Report (Date of earliest event reported)
                         Streamedia Communications, Inc.
             (Exact name of registrant as specified in its charter)

Delaware                                                       22-3622272
--------------------------------                         ----------------------
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                              Identification No.)

244 West 54th Street, New York                                    10019
--------------------------------------                          ---------
(Address of principal executive offices)                        (Zip Code)

                                 (212) 445-1700
                                 --------------
               Registrant's telephone number, including area code


             ------------------------------------------------------
                   (Former name or former address, if changed
                              since last report.)

Item 5.  Other Events.



Streamedia.Net Shareholders Approve Issuance of to Approximately 3.3 Million Additional Shares of Common Stock


New York, NY - October 27, 2000 - Streamedia.Net(TM) (NASDAQ: SMIL - news, SMILW
- news; BOS: STA, STAW), a dynamic streaming media services company and global Internet broadcaster of rich media content, announced today that its shareholders approved the issuance of up to approximately 3.3 million shares of common stock in connection with a private placement.
The securities will be offered pursuant to Regulation 506. In August, Streamedia.Net closed the first installment of this financing, at which time $1.2 million in additional capital was raised and 1 million shares issued. The second part of this financing could yield up to an additional $1.8 million. The capital raised from this transaction will be used for working capital, capital equipment, sales, marketing and promotion, acquisition expenses and commissions and, depending on the final amount of capital raised, acquisitions.



"This is a very important step in Streamedia's growth plans," stated Henry Siegel, president and interim CEO of Streamedia.Net. "The capital raised in this offering is necessary to expand the company's revenue producing capacity."

 "We believe that we will be able to add to our design, development, and delivery staff, and continue to develop our proprietary business-to-business application service solutions with the capital raised in this offering," says Gayle Essary, chairman of Streamedia.Net.

About Streamedia.Net

Streamedia.Net(TM) (www.streamedia.net) is a dynamic streaming media services company that redefines how businesses communicate utilizing the power of the Internet and streaming media. As part of our overall streaming solution, we conceptualize and design our client's IT infrastructure to optimize their streaming strategy as well as provide web design, application development, third-party technology integration, encoding and hosting services. Additionally, the recent acquisition of the celebrated Bijou Cafe (www.bijoucafe.com), touted as a world-class showcase for independent films and works of cult interest, has advanced Streamedia.Net's presence in the critical online, and offline, film distribution industry.

Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

Factors that could cause or contribute to such differences include continued acceptance of the Company's products in the marketplace, the timing of significant orders, delays in the Company's ability to develop or ship new products, market acceptance of new products, competitive factors, general economic conditions, currency fluctuations, and other risks detailed in the Company's registration statements and periodic reports filed with the Securities and Exchange Commission.

By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

The securities that are the subject of this press release have not been registered and may not be offered or sold in the U.S. absent registration or an applicable exemption from registration.




                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 30, 2000

Streamedia Communications, Inc.

/s/ HENRY SIEGEL
------------------------
Henry Siegel
Interim President and CEO